Exhibit 23.5

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1707	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-99441-9944
WWW.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the references to our firm, in the context in which they appear, and to the references to, and the inclusion of, our reserve report and oil, natural gas and NGL reserves estimates and forecasts of economics of DPM HoldCo, LLC as of December 31, 2021, included in or made part of this Registration Statement on Form S-3 of Sitio Royalties Corp., including any amendments thereto (the “Registration Statement”). We also hereby consent to the references to our firm contained in the Registration Statement, including in the prospectus under the heading “Experts.”

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm /s/ J. Zane Meekins, P. E.
J. Zane Meekins, P. E.
Executive Vice President

Fort Worth, Texas

January 13, 2023